                                                                    EXHIBIT 23.5

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-4339 of Time Warner Inc. on Form S-4 of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated August 14, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP


Houston, Texas
August 21, 1996